UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2021

Cosmos Group Holdings, Inc.
.(Exact name of registrant as specified in its charter)

Nevada	000-545793	90-1177460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37th Floor, Singapore Land Tower 50 Raffles Place Singapore	048623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +65 6829 7017

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item - 1.01 Entry into a Material Definitive Agreement.

On October 15, 2021, Massive Treasure Limited ( “Massive Treasure”), a subsidiary of Cosmos Group Holdings Inc. (the “Issuer”), the Issuer, NFT Limited, a British Virgin Island limited liability company (“NFT”), and the shareholders of NFT (collectively, the “NFT Shareholders”) agreed to entered into a Share Exchange Agreement Version 2021001 (the “Agreement”) which is available on the web site of http://www.coinllectibles.art, pursuant to which Massive Treasure agreed to acquire 51% of NFT through the issuance of 2,350,230 shares of common stock of the Issuer (the “Shares”). The specifics of such share exchange are further set forth in that certain Confirmation dated October 15, 2021, by and among the Shareholders, NFT, the Issuer and Massive Treasure (the “Confirmation”). The consummation of the Agreement will occur upon the later to occur of December 31, 2021, or the issuance of the Shares to the Seller. The foregoing descriptions of the Agreement and the Confirmation are not complete and are qualified in their entirety by reference to the complete text of the Agreement and Confirmation, which are incorporated herein by reference and attached hereto as Exhibits 10.1 and 10.2.

Item - 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Share Exchange Agreement Version 2021001 posted and available for public on 15 October, 2021 on http://www.coinllectibles.art/ .
10.2	Confirmation dated October 15, 2021 by and between Massive Treasure Limited and Shareholders of NFT Limited.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cosmos Group Holdings, Inc.

Date: October 18, 2021	By:	/s/ Man Chung Chan
Chief Executive Officer